EXHIBIT 10.2

SECOND AMENDED AND RESTATED
REVOLVING USD NOTE

U.S. $22,000,000.00	April 14, 2011

FOR VALUE RECEIVED, on or before the Revolving USD Loan Maturity Date, ESCALADE, INCORPORATED, an Indiana corporation (“Maker”) unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A. (“Bank”) at the offices of the Administrative Agent, at 1 East Ohio Street, Indianapolis, Indiana 46247, the principal sum of Twenty Two Million and 00/100 Dollars ($22,000,000.00) (or, if less, the unpaid principal balance thereof), together with interest thereon as provided in the Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement (as defined below).

The principal of this Second Amended and Restated Revolving USD Note (this “Revolving USD Note”) and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Revolving USD Note shall be applied in accordance with the terms of the Credit Agreement.

This Revolving USD Note is one of the “Revolving USD Notes” referred to in the Credit Agreement, dated as of April 30, 2009, between Maker, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, a Lender and Issuing Bank (as amended by a First Amendment to Credit Agreement, dated as of July 29, 2009 and as amended by a Second Amendment to Credit Agreement, dated as of September 30, 2009, as amended by a Third Amendment to Credit Agreement dated as of October 30, 2009, as amended by a Fourth Amendment to Credit Agreement dated as of March 1, 2010, as amended by a Fifth Amendment to Credit Agreement, dated as of April 15, 2010, as amended by a Sixth Amendment to Credit Agreement, dated as of May 31, 2010, as amended by a Seventh Amendment to Credit Agreement, dated as of April 14, 2011, and as further amended, modified or restated from time to time and at any time, the “Credit Agreement”), to which reference is made for the conditions and procedures under which advances, payments, readvances and repayments may be made prior to the maturity of this Revolving USD Note, for the terms upon which Maker may make and is required to make prepayments from time to time and at any time prior to the maturity of this Revolving USD Note, and for the terms and conditions upon which the maturity of this Revolving USD Note may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.

If any installment of principal or interest due under the terms of this Revolving USD Note falls due on a day which is not a Business Day, the due date shall be extended to the next succeeding Business Day and interest will be payable at the applicable rate for the period of such extension.

All amounts payable under this Revolving USD Note shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys’ fees.

The holder of this Revolving USD Note, may make extensions of time for payment of the indebtedness evidenced by this Revolving USD Note, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes therefor, all without notice to Maker or any endorser(s) and Maker and all endorsers hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Revolving USD Note and each of them consents to all extensions of the time of payment thereof.

MAKER AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG MAKER AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS REVOLVING USD NOTE OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS REVOLVING USD NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO ITS CHOICE OR CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT THE COURTS OF THE STATE OF INDIANA LOCATED IN INDIANAPOLIS, INDIANA, AND THE FEDERAL COURTS LOCATED IN THE SOUTHERN DISTRICT OF INDIANA, MARION COUNTY, HAVE JURISDICTION OVER ANY AND ALL ACTIONS AND PROCEEDINGS INVOLVING THIS REVOLVING USD NOTE OR ANY OTHER AGREEMENT MADE IN CONNECTION HEREWITH AND MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO SUBMIT TO THE JURISDICTION OF SUCH COURTS FOR PURPOSES OF ANY SUCH ACTION OR PROCEEDING. MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING, INCLUDING ANY CLAIM THAT SUCH COURT IS AN INCONVENIENT FORUM, AND CONSENTS TO SERVICE OF PROCESS PROVIDED THE SAME IS IN ACCORDANCE WITH THE TERMS HEREOF. FINAL JUDGMENT IN ANY SUCH PROCEEDING AFTER ALL APPEALS HAVE BEEN EXHAUSTED OR WAIVED SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT.

This Second Amended and Restated Revolving USD Note amends and, as so amended, restates in its entirety an Amended and Restated Revolving USD Note, dated as of May 31, 2010, issued by Maker to Bank in the maximum principal sum of $27,000,000.00, which amended and, as so amended, restated in its entirety a Revolving USD Note, dated as of April 30, 2009, issued by Maker to Bank in the maximum principal amount of $50,000,000.00.

Executed and delivered as of April 14, 2011.

ESCALADE, INCORPORATED,
an Indiana corporation

By:	/s/ Deborah J. Meinert
Deborah J. Meinert, VP Finance and CFO